FIFTH AMENDMENT TO CONSTRUCTION AND TERM
LOAN AGREEMENT

          THIS FIFTH AMENDMENT TO CONSTRUCTION AND TERM LOAN AGREEMENT (this “Amendment”), dated as of May 31, 2008, is executed by and among LEVELLAND/HOCKLEY COUNTY ETHANOL, LLC, a Texas limited liability company (the “Borrower”), each of the Lenders or other lending institutions which is a signatory hereto or any successor or assignee thereof, and GE BUSINESS FINANCIAL SERVICES INC., formerly known as Merrill Lynch Business Financial Services Inc.1 (in its capacity as administrative agent for the Lenders, together with its successors in such capacity, the “Administrative Agent”).

R E C I T A L S:

          A. The Borrower, the Lenders, and the Administrative Agent are parties to that certain Construction and Term Loan Agreement, dated as of September 27, 2006, as amended by (a) that certain First Amendment to Construction and Term Loan Agreement and other Loan Documents dated as of August 10, 2007, (b) that certain Second Amendment to Construction and Term Loan Agreement dated as of February 15, 2008, (c) that certain Third Amendment to Construction and Term Loan Agreement dated as of February 19, 2008, and (d) that certain Fourth Amendment to Construction and Term Loan Agreement (the “Fourth Amendment”) dated as of May 31, 2008 (as has been and may be amended, modified, supplemented or restated from time to time, the “Loan Agreement”).

          B. The Borrower, the Administrative Agent and the Lenders desire to amend the Loan Agreement as described herein, subject to the terms and conditions contained herein.

          NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows intending to be legally bound:

ARTICLE I

Definitions

          Section 1.1 Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Loan Agreement, as amended hereby.

ARTICLE II

Amendments

          Section 2.1 Loan Conversion Request. Borrower acknowledges and agrees that (i) the Loan Conversion must occur on or before May 31, 2008 pursuant to the terms of the Loan

[1]

On February 4, 2008, Merrill Lynch Business Financial Services Inc. (“MLBFS”) was acquired by a subsidiary of General Electric Capital Corporation and on March 26, 2008 MLBFS’s name was changed to GE Business Financial Services Inc.

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Agreement, (ii) all conditions for a Loan Conversion have not been satisfied, and (iii) Borrower has requested that the Loan Conversion occur despite the fact that all conditions have not been satisfied. Borrower and Administrative Agent agree that this Amendment shall satisfy the condition that Borrower timely give a Loan Conversion Request pursuant to Section 2.5(a)(i) of the Loan Agreement.

          Section 2.2 Loan Conversion. Borrower and Administrative Agent agree that the Loan Conversion shall be deemed to have occurred effective June 1, 2008. The Conversion Date shall be June 1, 2008. This Amendment shall be deemed to satisfy the requirement for a Conversion Notice.

          Section 2.3 Advance of Loan Proceeds. Borrower acknowledges and agrees that all conditions for a final Advance of the Loan proceeds have not been satisfied. Nevertheless, Borrower and Administrative Agent agree that the Commitment amount as of the date of this Amendment that has not previously been Advanced is $2,696,070 and shall be Advanced upon execution of this Amendment by all parties into a Special Account at City Bank, Levelland, Texas (“Special Account Depository”) to be held and disbursed in accordance with the provisions of this Amendment. Such Special Account and the funds therein (collectively, the “Disbursement Account”) shall be Collateral. Borrower shall execute and shall cause to be executed from time to time such documents as Administrative Agent may request to assure the Administrative Agent’s and the Lenders’ rights in and perfection as a first priority security interest (in favor of Administrative Agent) against the Disbursement Account, and shall comply with all other applicable provisions of the Loan Documents related to such Collateral. Borrower shall execute, and shall cause the Special Account Depository to execute, a control agreement (the “Control Agreement”) in favor of Administrative Agent and in form and substance acceptable to Administrative Agent affirming Administrative Agent’s first lien security interest in and to the Disbursement Account, agreeing to the terms of this Amendment and Administrative Agent’s rights under the Loan Documents with respect to the Disbursement Account, and containing such additional provisions as Administrative Agent may reasonably require.

          Section 2.4 Terms and Disbursement of Disbursement Account. Borrower shall not have the right for Borrower to make withdrawals of any funds from the Disbursement Account or to amend or terminate the Disbursement Account. Disbursements of funds in the Disbursement Account can only be made by Administrative Agent consistent with this Amendment. Administrative Agent shall have exclusive control of and the right to amend the Disbursement Account. The funds, and all earnings from the funds, in the Disbursement Account shall be owned by Borrower unless Administrative Agent exercises its security interest rights to obtain the funds in the Disbursement Account. For Borrower to receive a disbursement of any funds in the Disbursement Account, Borrower must comply with all covenants and conditions in the Loan Agreement related to Borrower obtaining an Advance of Loan proceeds in the same manner as if the funds in the Disbursement Account were the last, remaining unadvanced Loan proceeds.

          Section 2.5 Section 2.5 of the Loan Agreement. The conditions set forth in Section 2.5(b) of the Loan Agreement are hereby deleted; provided this shall not be construed that each such condition was satisfied.

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          Section 2.6 Section 3.4 of the Loan Agreement. Section 3.4(d) of the Loan Agreement is hereby deleted.

          Section 2.7 Section 3.5 of the Loan Agreement. Borrower agrees that each of the conditions set forth in Section 3.5 must be satisfied before Borrower shall be entitled to a disbursement from the Disbursement Account of any funds except to pay Construction Costs requested pursuant to a payment application submitted by ICM, Inc. (and all applicable conditions for an Advance of such Construction Costs must be satisfied as a condition to a disbursement of Disbursement Account funds to pay such Construction Costs). Borrower agrees that all conditions set forth in Section 3.5 shall be satisfied on or before August 30, 2008. Effective as of the date hereof, Section 3.5(b) of the Loan Agreement is amended to add at the end thereof (but before the “;”) the following:

, and Administrative Agent shall have received certification by the Independent Consultant that Completion has occurred

          Section 2.8 Construction Retainage. Borrower acknowledges that the lien waivers submitted by ICM, Inc. to Administrative Agent as of May 14, 2008 that were submitted as final lien waivers are not in form or substance satisfactory to Administrative Agent. As of the date of this Amendment, funds to be Advanced into the Disbursement Account include (in addition to amounts specified in Section 2.9) retainage related to Construction Costs (i) of $250,000, to be held pending successful completion of the air emissions performance tests in accordance with Borrower’s Construction Contract with ICM, Inc., and it shall be a condition to disbursement of such funds (in addition to all other conditions) that Administrative Agent and the Independent Consultant receive satisfactory evidence, and Administrative Agent receive confirmation by the Independent Consultant, of such successful completion, and issuance of any applicable Governmental Agency permits and confirmations; (ii) of $254,382 for punch list items; and (iii) $1,530,688 for costs incurred to ICM, Inc. (together with the amounts in subclauses (i) and (ii), the “ICM Amount”), and it shall be a condition to disbursement of such funds (in addition to all other conditions) that Administrative Agent receive copies of, and Independent Consultant certify as to the execution and delivery of, final lien waivers in form and substance acceptable to Administrative Agent, including with respect to work for which ICM, Inc. has provided final lien waivers that are not in a form approved by Administrative Agent.

          Section 2.9 Non-construction Disbursement Account Funds. As of the date of this Amendment, funds to be Advanced into the Disbursement Account include $661,000 (the “RIO Amount”) available for payment to be made by Borrower to RIO Technical Services, Inc. (“RIO”). Such funds shall be disbursed by Administrative Agent after (i) receipt of a disbursement request from Borrower requesting the amount to be disbursed to RIO pursuant to the Second Amended and Restated Agreement dated July 15 2004 among RIO, Borrower, and other parties thereto; and (ii) satisfaction of all other conditions in the Loan Agreement for an Advance for such purpose.

          Section 2.10 Contracts. Borrower agrees to deliver to Administrative Agent, in form and substance acceptable to Administrative Agent, a fully executed copy of the following by the date specified:

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(a) an Electricity Supply Agreement with Lamb County Electric Cooperative by August 30, 2008 (“Electricity Agreement”);

          (b) a Security Agreement in favor of Administrative Agent, which must be executed prior to or simultaneously with entering into a commodities trading or securities brokerage agreement or any similar agreement, and must be delivered to Administrative Agent within ten days after execution.

          Section 2.11 Consents. Borrower agrees to cause to be executed and delivered to Administrative Agent, on or before August 30, 2008, a consent and agreement for each of the following Operating Contracts to the collateral assignment to Administrative Agent of such Operating Contracts, and the granting of nondisturbance rights in favor of Administrative Agent, opportunity to cure rights in favor of Administrative Agent, and such other matters as Administrative Agent may require, all in form and substance acceptable to Administrative Agent:

(a) the Rail Improvement Agreement with West Texas and Lubbock Railway Company, Inc.;

(b) the Electricity Agreement;

(c) the Carbon Dioxide Sales and Purchase Agreement with Chaparral;

(d) the Gas Transportation Agreement with CEI Pipeline;

(e) the Gas Transportation Agreement with MarkWest Power Tex, LLC.

          Section 2.12 Christensen Dispute. Borrower agrees to cause the following to be completed within 12 months after the date of this Amendment: (i) an alternative, permanent water source will be in place and operating, or repairs will be made to the equipment provided by Layne Christensen Company, that meets all performance standards for the quality (including without limitation the quality needed for proper operation of all Project equipment) and the quantity of water needed to be provided for the Project to operate at least at nameplate for at least four years after the term of the Term Loan; and (ii) the lawsuit filed by Layne Christensen Company (including any lawsuits or counterclaims hereafter filed regarding the same subject matter) shall be dismissed, or GE will have the right to require a reserve in an amount not unreasonably determined by GE, but in any event not to exceed $500,000, for the exposure under the lawsuit(s).

          Section 2.13 Air Emissions Tests. The air emissions performance tests for the Project shall be successfully completed in accordance with the Construction Contracts and in compliance with all applicable Legal Requirements on or before June 30, 2008, and all applicable Governmental Agency permits and confirmations thereof shall be obtained on or before August 30, 2008.

          Section 2.14 Application of Excess Funds. Notwithstanding the provisions set forth in Sections 2.8 and 2.9 above, in the event that it is ultimately determined that ICM is not entitled to payment of the full ICM Amount (whether by mutual written agreement of Borrower and

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ICM, by a court of competent jurisdiction, or otherwise, reasonably acceptable to GE, an “ICM Resolution”) and/or it is ultimately determined that RIO is not entitled to payment of the full RIO Amount (whether by mutual written agreement of Borrower and RIO, by a court of competent jurisdiction, or otherwise, reasonably acceptable to GE, a “RIO Resolution”), and all related conditions and obligations of Borrower under the Loan Agreement are satisfied which relate to the ICM Resolution or the RIO Resolution and a final Advance related thereto, as the case may be, then Borrower can deliver a written request to the Administrative Agent requesting that the portion of the ICM Amount and/or the RIO Amount that is not to be paid to ICM or RIO, respectively, be disbursed to the Borrower and specifying such amount (the amount specified in such a request or requests, the “Unused Funds”), which request or requests shall be accompanied by the written agreement(s) or court order(s) establishing the lesser payment. For an ICM Resolution, all issues related to the amounts retained pursuant to Section 2.8 above must be resolved, and the Unused Funds are those funds allocated for the amounts in Section 2.8 that are not used. For a RIO Resolution, all issues related to the amount retained pursuant to Section 2.9 above must be resolved, and the Unused Funds are those funds allocated for the amount in Section 2.9 that are not used. Upon satisfaction of the foregoing as to either an ICM Resolution or a RIO Resolution, Administrative Agent shall promptly disburse the Unused Funds related thereto, to the extent such funds are remaining in the Disbursement Account, to Borrower, and Borrower shall use such funds for expenses or capital improvements for the Project. The Disbursement Account shall be an interest bearing account, with interest accruing as provided pursuant to the terms of such account, for the account of Borrower. Upon disbursement of the final principal (initially deposited) funds in the Disbursement Account, the interest earned on the Disbursement Account shall be disbursed by Administrative Agent (i) first, to Administrative Agent for payment toward, and in the amount of, any amount payable by Borrower to Administrative Agent under the Loan Documents that is past due, and (ii) second, any remaining interest, to Borrower.

          Section 2.15 Equity Funds. On or before June 3, 2008, Borrower shall deposit $249,622.86 of the funds in account 10027618 at the Special Account Depository into the Disbursement Account for such funds to be held and disbursed in accordance with the terms of the Disbursement Account.

ARTICLE III

Conditions Precedent

          Section 3.1 Condition. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

(a) Amendment. The Administrative Agent shall have received this Amendment executed by the Borrower, the Administrative Agent and the Required Lenders.

(b) Fourth Amendment. The Administrative Agent shall have received the Fourth Amendment executed by the Borrower, the Administrative Agent and the Required Lenders.

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(c) Control Agreement. The Administrative Agent shall have received the Control Agreement executed by the Borrower and the Special Account Depository.

ARTICLE IV

No Waiver

          Nothing contained herein shall be construed as a consent by the Administrative Agent and the Lenders to any breach of any covenant or provision of the Loan Agreement, the other Loan Documents, this Amendment, or of any other contract or instrument among Borrower, the Administrative Agent and the Lenders, and the failure of the Administrative Agent or any Lender at any time or times hereafter to require strict compliance by Borrower of any provision thereof shall not waive, affect or diminish any right of the Administrative Agent and the Lenders to thereafter demand strict compliance therewith. Nothing contained in this Amendment shall be deemed or construed to waive any condition, obligation, Default, or Event of Default except to the extent expressly waived herein. Without limiting the foregoing, Administrative Agent’s agreement to permit the Loan Conversion shall not waive any covenant or obligation related thereto, including a covenant or obligation that was to be performed prior to the Loan Conversion, except to the extent expressly provided herein. The Administrative Agent and the Lenders hereby reserve all rights granted under the Loan Agreement and the other Loan Documents (in each case as amended by this Amendment), and this Amendment and any other contract or instrument among Borrower, the Administrative Agent and the Lenders.

ARTICLE V

Ratifications, Representations and Warranties

          Section 5.1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and the other Loan Documents and except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The Borrower, the Administrative Agent and the Lenders agree that the Loan Agreement as amended hereby shall continue to be legal, valid, binding and enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally.

          Section 5.2 Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that (i) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed or delivered in connection herewith have been authorized by all requisite action on the part of the Borrower and will not violate the articles of organization, operating agreement or regulations or other organizational documents of the Borrower, (ii) the representations and warranties contained in the Loan Agreement, as such Loan Agreement is amended hereby, and any other Loan Document are true and correct on and as of the date hereof as though made on and as of the date hereof except for those that relate solely to a specific date or have changed as a result of transactions permitted by the Loan Agreement, (iii) after giving effect to this Amendment, no Default has occurred and is continuing, and (iv) after giving effect to this Amendment, the

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Borrower is in full compliance with all material covenants and agreements contained in the Loan Agreement as amended hereby.

ARTICLE VI

Miscellaneous

          Section 6.1 Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Document (as amended by this Amendment), including any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and such other Loan Documents, and no investigation by the Administrative Agent or any Lender shall affect the representations and warranties or the right of the Administrative Agent or any Lender to rely upon them.

          Section 6.2 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

          Section 6.3 GOVERNING LAW. THIS LOAN AGREEMENT, THE NOTE AND, UNLESS OTHERWISE EXPRESSLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS, SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF ILLINOIS, NOT INCLUDING ITS CONFLICT OF LAW PROVISIONS; PROVIDED THAT THE LAWS OF THE STATE WHERE REAL PROPERTY COLLATERAL IS LOCATED SHALL GOVERN WITH RESPECT TO THE CREATION, PERFECTION AND ENFORCEMENT OF RIGHTS, SECURITY INTERESTS, REMEDIES AND LIENS AGAINST THE REAL PROPERTY COLLATERAL.

          Section 6.4 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Administrative Agent, the Lenders and the Borrower and their respective successors and assigns, except the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent and the Lenders.

          Section 6.5 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. Facsimiles of signatures shall be binding and effective as originals.

          Section 6.6 Effect of Waiver. No consent or waiver, express or implied, by the Administrative Agent or any Lender to or for any breach of or deviation from any covenant, condition or duty by the Borrower shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

          Section 6.7 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

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          Section 6.8 ENTIRE AGREEMENT. THIS AMENDMENT, THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO RELATING TO THIS AMENDMENT AND SUPERSEDE ANY AND ALL PRIOR AND CONTEMPORANEOUS COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES HERETO.

[Remainder of Document Intentionally Left Blank]

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          IN WITNESS WHEREOF, this Amendment is executed as of the date first set forth above.

BORROWER:

LEVELLAND/HOCKLEY COUNTY ETHANOL,
LLC

By:

James P. Halbert
Vice President

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ADMINISTRATIVE AGENT AND LENDER:

GE BUSINESS FINANCIAL SERVICES, INC., formerly known as Merrill Lynch Business Financial Services Inc., as Administrative Agent and a Lender

By:

Steve Coley
Vice President

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OTHER LENDERS:

STATE BANK OF TEXAS,
as a Lender

By:

Name:

Title:

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PALM DESERT NATIONAL BANK,
as a Lender

By:

Name:

Title:

Signature Page to Fifth Amendment to Construction and Term Loan Agreement

COMMUNITY FIRST BANK,
as a Lender

By:

Name:

Title:

Signature Page to Fifth Amendment to Construction and Term Loan Agreement

MIDWEST BANK OF WESTERN ILLINOIS,
as a Lender

By:

Name:

Title:

Signature Page to Fifth Amendment to Construction and Term Loan Agreement

TEXAS CITIZENS BANK N.A.,
as a Lender

By:

Name:

Title:

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INTERSTATE BANK, SSB,
as a Lender

By:

Name:

Title:

Signature Page to Fifth Amendment to Construction and Term Loan Agreement